As filed with the Securities and Exchange Commission on February 13, 2007

Registration No. 333 - 127473

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 2

To Form S-8 Registration Statement

Under the Securities Act of 1933

DIAMOND HILL INVESTMENT GROUP, INC.

(Exact name of Registrant as specified in its charter)

Ohio	325 John H. McConnell Blvd., Ste 200 Columbus, Ohio 43215	65-0190407
(State of incorporation)		(I.R.S. Employer Identification No.)

(Address, including zip code, of Registrant’s principal executive offices)

2005 EMPLOYEE AND DIRECTOR EQUITY INCENTIVE PLAN

(Full title of the Plan)

R. H. Dillon

Chief Executive Officer

Diamond Hill Investment Group, Inc.

325 John H. McConnell Blvd., Suite 200

Columbus, Ohio 43215

(614) 255-3333

(Name, address and telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, no par value issuable under the 2005 Employee and Director Equity Incentive Plan	91,921	$111.25	$10,226,211	$1,094.20
TOTAL	91,921	$111.25	$10,226,211	$1,094.20

(1)	This Post-Effective Amendment No. 2 shall also cover any additional shares of Common Stock which become issuable under the Plan being registered pursuant to this Post-Effective Amendment No. 2 by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant’s outstanding shares of Common Stock.
(2)	Estimated in accordance with Rule 457(h) solely for the purpose of calculating the filing fee on the basis of $111.25 per share, which represents the average of the high and the low prices of the Registrant’s Common Stock reported on the NASDAQ Small Cap Market on February 9, 2007.

EXPLANATORY NOTE

On August 12, 2005, the Registrant filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, a Registration Statement on Form S-8 (File No. 333-127473) (the “Registration Statement”) registering 500,000 shares of its Common Stock, no par value, for issuance under its 2005 Employee and Director Equity Incentive Plan (the “Plan”). On May 12, 2006, the Registrant filed Post-Effective Amendment No. 1 to the Registrant’s Registration Statement registering 87,795 additional shares of its Common Stock, no par value, for issuance under the Plan. This is Post-Effective Amendment No. 2 to the Registrant’s Registration Statement and is being filed to register additional securities as set forth on the facing page pursuant to General Instruction E of Form S-8. The contents of the Registrant’s Registration Statement are incorporated herein by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

Exhibit Number	Description
4.1	Diamond Hill Investment Group, Inc. 2005 Employee and Director Equity Incentive Plan*

5.1	Opinion of Counsel as to legality of securities being registered.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Counsel (contained in Exhibit 5.1).

24.1	Power of Attorney (included on signature page hereto).

*	Previously filed and incorporated by reference from the Registrant’s Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 2 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Ohio, on February 13, 2007.

DIAMOND HILL INVESTMENT GROUP, INC.

By:	/s/ R. H. Dillon
R. H. Dillon, President and Chief Executive Officer
(Principal Executive Officer)

By:	/s/ James F. Laird, Jr.
James F. Laird, Jr., Chief Financial Officer
(Principal Financial and Accounting Officer)

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints each of R. H. Dillon and James F. Laird, Jr., his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, in connection with this Post-Effective Amendment No. 2, including to sign and file in the name and on behalf of the undersigned as director or officer of the Registrant this Post-Effective Amendment No. 2, with all exhibits hereto, and other documents in connection herewith, with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and things requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 has been signed by the following persons on February 13, 2007 in the capacities indicated:

Signature	Title

/s/ R. H. Dillon (R. H. Dillon)	Director, President and Chief Executive Officer

/s/ David P. Lauer (David P. Lauer)	Director

/s/ Dr. James G. Mathias (Dr. James G. Mathias)	Director

/s/ Diane D. Reynolds (Diane D. Reynolds)	Director

/s/ David R. Meuse (David R. Meuse)	Director

/s/ Donald B. Shackelford (Donald B. Shackelford)	Director